SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           HERITAGE BANKSHARES, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                           HERITAGE BANKSHARES, INC.
                             200 East Plume Street
                            Norfolk, Virginia 23510
                            Telephone (757) 523-2600

                                 April 30, 1999

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Heritage Bankshares, Inc. to be held on Tuesday, May 25, 1999, at 10:00 a.m.

        This year the meeting will be held at the Norfolk Waterside Marriott Hotel, 235 East Main Street, Norfolk, Virginia 23510.

        The purposes of this meeting are set forth in the enclosed proxy statement. In addition, we will present a report on the activities of the Corporation and give you an opportunity to ask questions of your Management and Directors.

        WHETHER OR NOT YOU PLAN TO ATTEND, YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY COMPLETING, SIGNING AND RETURNING YOUR PROXY FORM.

Sincerely,


/s/ Robert J. Keogh                     /s/ Peter M. Meredith, Jr.

Robert J. Keogh                         Peter M. Meredith, Jr.
President                               Chairman of the Board

                           HERITAGE BANKSHARES, INC.
                             200 East Plume Street
                             Norfolk, Virginia 23510
                            Telephone (757) 523-2600
                (Mailing Address of Principal Executive Offices)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 25, 1999

        The Annual Meeting of the Stockholders of Heritage Bankshares, Inc., will be held at the Norfolk Waterside Marriott Hotel, 235 East Main Street, Norfolk, Virginia, at 10:00 a.m. local time on Tuesday, May 25, 1999, for the following purposes:

          (1) To elect three directors for a term of three years: Gerald L. Parks, F. Dudley Fulton, and Ross C. Reeves

          (2) To ratify the appointment by the Board of Directors of Goodman & Company as independent accountants of the Corporation for the year ending December 31, 1999;

          (3) To transact such other business as may properly come before the meeting.

        Stockholders of record at the close of business on March 23, 1999, are entitled to notice of, and to vote at, the meeting or any adjournment thereof. Be it further advised that Stockholders are simultaneously being furnished with a copy of the Annual Report for the year ending December 31,1998.

By order of the Board of Directors,


/s/ Robert J. Keogh                             /s/ Peter M. Meredith, Jr.

Robert J. Keogh                                 Peter M. Meredith, Jr.
President                                       Chairman of the Board

Norfolk Virginia
April 16, 1999

IMPORTANT NOTICE:
        TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME, AND STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON.

                           HERITAGE BANKSHARES, INC.
                             200 East Plume Street
                             Norfolk, Virginia 23510
                            Telephone (757) 523-2600

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

        This proxy statement is furnished in connection with the solicitation by the management of Heritage Bankshares, Inc., (hereinafter referred to as the "Corporation"), on behalf of the Board of Directors, of proxies to be voted at the Annual Meeting of Stockholders of the Corporation to be held May 23, 1999, or any adjournment thereof. The cost of this solicitation will be borne by the Corporation. Proxies may be solicited by regular employees at a nominal cost by telephone or visit and brokers and nominees will be reimbursed for their expenses in soliciting proxies from beneficial owners.

        All properly executed proxies in the accompanying form received by the Corporation prior to the meeting will be voted at the meeting in accordance with any direction noted thereon. Any proxy may be revoked at any time before it is exercised.

        As of March 23, 1999, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were 803,150 shares of common stock of the Corporation issued and outstanding. Each share is entitled to one vote on all matters which may come before the meeting. The date on which this statement and the enclosed form of proxy are first being sent to stockholders is April 30, 1999.

        The Corporation will provide without charge, on the written request of any stockholder, a copy of its annual report for the fiscal year ended December 31, 1998, or Form 10-K, including the financial statements and the schedules attached thereto, which report has been filed with the Securities and Exchange Commission. Stockholders of record on March 23, 1999, and beneficial owners of such securities should submit requests for such report to Catherine P. Jackson, Vice President, Corporate Finance, 1450 South Military Highway, Suite l, Chesapeake, Virginia 23320.

                    PERSONS OWNING IN EXCESS OF FIVE PERCENT
                          OF OUTSTANDING COMMON STOCK

        Set forth in the table below is information as of March 23, 1999, with respect to persons known to the Company to be the beneficial owners of more than five percent of the Corporation's issued and outstanding stock:
                                Number of Shares
        Name and Address        Beneficially Owned      Percent
        -------------------------------------------------------

        Peter M. Meredith, Jr.    42,703(1)              5.32%
        5320 Edgewater Dr.
        Norfolk, Virginia 23508

(1) Includes 10,960 shares held as Meredith Realty Company, L.L.C., 13,208 shares held as Pomar Holding, L.L.C. and 3,000 shares held as Meredith Realty Associates. Also includes 8,203 shares owned by Davenport & Company for Mr. Meredith.


                             ELECTION OF DIRECTORS

        The bylaws currently provide for fourteen directors. The terms of Gerald
L. Parks, F. Dudley Fulton, and Ross C. Reeves, expire at this meeting.

        The Nominating Committee at its meeting on January 25, 1998, recommended the hereinafter listed nominees to serve as directors of the Corporation.

        It is the intention of the persons named in the accompanying form of proxy, unless stockholders specify otherwise by their proxies, to vote for the election of the nominees named below. Although the Board of Directors does not expect that any of the persons named will be unable to serve as a director, should any of them be unable to accept nomination or election, it is intended that shares represented by the accompanying form of proxy will be voted by the proxy holders for such other person or persons as may be designated by the present Board of Directors.

        Certain information concerning the nominees is set forth as furnished by them.


                                    NOMINEES
                                                                        Shares of the Corporation
                                                                        Owned Beneficially,
                                                                        Directly or Indirectly, on
                                                                        March 18, 1999(1), and %
                                                                        of Outstanding Shares
---------------------------------------------------------------------------------------------------
        Name                   Age      Principal Occupation
                                        or Employment                   Director        Common
                                        During Last Five Years          Since           Stock
---------------------------------------------------------------------------------------------------
                                   Class II (to serve until the 2002
                                   Annual Meeting of Stockholders)
                                   -------------------------------

        F. Dudley Fulton        50      President/CEO                      1991        2,700
        5306 Lakeside Avenue            Henderson & Phillips Insurance                  0.37%
        Virginia Beach, VA

        Gerald L. Parks         65      Chairman and CEO,                  1987        5,195(2)
        27307 Evergreen Lane            Capes Shipping Agencies, Inc.                   0.65%
        Harborton, VA

        Ross C. Reeves          50      Attorney,                          1994        4,142(3)
        1068 Algonquin Road             Willcox & Savage, P.C.                          0.52%
        Norfolk, VA
---------------------------------------------------------------------------------------------------

(1) In calculating the number of shares of common stock which are beneficially owned (and thus the percentage of common stock beneficially owned) a person is deemed to own common stock if that person has the right to acquire beneficial ownership of common stock within sixty (60) days through the exercise of any option, warrant or right, or through the conversion of any security.

(2) Includes 4,614 shares owned jointly with his wife.

(3) Includes 3,142 shares held as custodian for others.

                                              OTHER DIRECTORS
                                                                                Shares of the Corporation
                                                                                Owned Beneficially,
                                                                                Directly or Indirectly, on
                                                                                March 23, 1999, and %
                                                                                of Outstanding Shares
------------------------------------------------------------------------------------------------------------
        Name                    Age     Principal Occupation
                                        or Employment                           Director  Common
                                        During Last Five Years                  Since     Stock
------------------------------------------------------------------------------------------------------------
        Lisa F. Chandler        44      Executive Vice President,               1998       642(1)
        6127 Studeley Avenue            Nancy Chandler Associates, Inc.                   0.08%
        Norfolk, VA

        James A. Cummings       56      Vice President                          1992     5,128(2)
        2073 Thomas Bishop Lane         Southern Atlantic Label Company, Inc.             0.64%
        Virginia Beach, VA

        Henry U. Harris, III    47      President,                              1992     28,205(3)
        1503 North Shore Road           Virginia Investment Counselors, Inc.              3.51%
        Norfolk, VA

        Stephen A. Johnsen      53      President,                              1988     3,618(4)
        29368 Harborton Road            Flagship Group, LTD                               0.45%
        Pungoteague, VA

        Robert J. Keogh         50      President and CEO,                      1988     8,695(5)
        6146 Sylvan Street              Heritage Bank & Trust                             1.08%
        Norfolk, VA

        Peter M. Meredith, Jr.  47      Chairman and CEO,                       1992    42,703(6)
        5320 Edgewater Drive            Meredith Construction Company, Inc.               5.32%
        Norfolk, VA

        Harvey W. Roberts, III  54      Partner,                                1993    29,079(7)
        7612 North Shore Road           McPhillips, Roberts & Deans, P.L.C.               3.62%
        Norfolk, VA
---------------------------------------------------------------------------------------------------

(1) Shares owned jointly with her husband

(2) Includes 1,500 shares owned jointly with his wife. Also includes 3,628 shares held in an investment account for Mr. Cummings

(3) Includes 3,555 shares owned by his wife. Also includes 4,249 shares held as custodian for others and 4,500 shares held in trust.

(4) Includes 1,650 shares owned jointly with his wife.

(5) Includes 1,335 shares owned jointly with his wife. Also includes 1,998 shares owned by Scott & Stringfellow as an IRA for Mr. Keogh. Does not include 34,400 shares that may be acquired by Mr. Keogh pursuant to the Stock Option Plan for key employees of the Company. See "Compensation Pursuant To Plans." If such shares were included, Mr. Keogh would own 5.37% of the outstanding shares.

(6) Includes 10,960 shares held as Meredith Realty Company, L.L.C., 13,208 shares held as Pomar Holding, L.L.C., and 3,000 shares held as Meredith Realty Associates. Also includes 8,203 shares owned by Davenport & Company for Mr. Meredith.

(7) Includes 17,280 shares owned by his wife and 3,000 shares owned jointly with his wife. Also includes 2,112 shares owned by Scott & Stringfellow consisting of 257 shares as an IRA

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

        The Corporation has a standing Compensation Committee and a specially appointed Nominating Committee. The members of the Nominating Committee are Henry U. Harris, III, Chairman, Ross C. Reeves, Harvey W. Roberts, III, Peter M. Meredith, Jr., and Robert J. Keogh. The Executive Committee of the Corporation periodically performs certain duties that the Nominating Committee would perform. The Nominating Committee will receive and consider nominations recommended by the Stockholders provided: (a) the nominations are made in writing, (b) the nominee is notified in advance of such recommended nomination, and (c) the nominee agrees in advance to serve if elected.

        The members of the Executive Committee appointed in 1998 and still serving in that capacity are Peter M. Meredith, Jr., Chairman, Henry U. Harris, III, Stephen A. Johnsen, Harvey W. Roberts, III, and Robert J. Keogh. The Corporation has an Audit Committee which reviews the audits of the Corporation and its subsidiary bank and the examination reports received from bank regulatory agencies and reports to the Board of Directors of the Corporation. During the year ended December 31, 1998, there were one or more meetings of each of these Committees. The 1998 Corporation's Audit Committee members were Harvey
W. Roberts, III, Chairman, Henry U. Harris, III, and Ross C. Reeves.

        The Board of Directors held twelve meetings during the year ending December 31, 1998. During such year each of the Directors attended at least 75 percent of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served.


                       COMPENSATION OF EXECUTIVE OFFICERS

        The table below shows the compensation paid by the wholly owned subsidiaries in 1996 to each of the Corporation's executive officers:

                                 SUMMARY COMPENSATION TABLE
                                    ANNUAL COMPENSATION(1)
 (a)                     (b)      (c)        (d)        (e)           (f)         (g)
 Name and                                              Other          All
 Principal                                             Annual        Other
 Position                Year    Salary     Bonus   Compensation    Options   Compensation
--------------------------------------------------------------------------------------------
 Robert J. Keogh         1998    $97,190   $29,800    $4,800         -0-          -0-
 President, Chief        1997    $94,725   $34,800    $4,800         -0-          -0-
 Executive Officer       1996    $93,450   $23,700    $4,800         -0-          -0-
--------------------------------------------------------------------------------------------
(1) No compensation earned in 1998 was deferred.

                          COMPENSATION COMMITTEE REPORT
                    CONCERNING EXECUTIVE COMPENSATION POLICY

        The overall goal of the Corporation's Compensation Policy is to motivate, reward and retain our key executive officers. We believe this should be accomplished through an appropriate combination of competitive base salaries and both short term and long term incentives.

        To achieve these goals, the Compensation Committee examined a number of factors to determine the compensation of executive officers. These include:

        (l) The Corporation's overall performance during the fiscal year with due consideration for economic conditions, the general business environment in which it operates, and other factors deemed pertinent.

        (2) Individual performance and contributions towards the Corporation's annual profit plan and the Corporation's long term goals of safety and soundness, earnings and asset growth and asset quality and other objectives established from time to time.

        (3) Compensation  levels of corresponding  positions at other peer group
companies,   defined  as  other  banking   companies  of  comparable  size,  and
particularly those which operate in the same markets served by the Corporation.

        With particular reference to compensation of the Corporation's Chief Executive Officer, in addition to the previously stated factors, the Committee reviewed the performance of the Corporation measured by such criteria as profitability as measured by the Corporation's return on average assets and return on stockholders' equity, asset quality, capital strength, asset growth, growth in earnings per share of common stock, and the Corporation's stock price as measured by its market price in relation to book value.

        This report has been prepared by members of the Compensation Committee of the Board of Directors. Members of this Committee are

F. Dudley Fulton, Chairman
Stephen A. Johnsen
Peter M. Meredith, Jr.
Gerald L. Parks

                         COMPENSATION PURSUANT TO PLANS

        EMPLOYEE STOCK OPTION PLAN. As of December 31, 1998, stock options for 96,650 shares are outstanding and, of these shares, 78,575 are exercisable. Options are granted and are exercisable at option prices ranging from $4.60 to $9.50 per share.

        DEFERRED COMPENSATION PLAN. In 1985, the Bank entered into a deferred compensation and retirement arrangement with certain key directors and officers. The Corporation's policy is to accrue the estimated amounts to be paid under the contracts over the expected period of active employment. The Bank has purchased life insurance contracts in order to fund the expected liabilities under the contracts.

        UPON REACHING AGE 70, each participant will receive a retirement benefit ranging from $391 to $3,355 per month for each of the next 120 months. If the participant dies prior to reaching age 70, his beneficiary will begin receiving the monthly retirement benefits. The bank has purchased life insurance contracts in order to fund the expected liabilities under the deferred compensation arrangements. As of December 31, 1998. Heritage Bank & Trust had accrued $190,489 to reflect the anticipated liability.

        In 1990, Robert J. Keogh, President of Heritage Bank and Trust, became a participant in the Heritage Bank and Trust Executive Security Plan. In the event Mr. Keogh dies before he is 65 years old and is fully vested, his beneficiary will receive monthly payments of $4,167 for each of the next 180 months. Upon Mr. Keogh's retirement, he will receive $4,167 per month for each of the next 180 months or until his death, and thereafter, his beneficiary will receive such retirement benefits. The Corporation intends to fund this obligation through insurance. As of December 31,1998, $72,811 was accrued to reflect the anticipated liabilities under the contract.

        EMPLOYEE STOCK OWNERSHIP PLAN. Effective January 1, 1984, the Board of Directors adopted an Employees' Stock Bonus Plan (the "ESOP"). The ESOP covered substantially all employees, whereby funds contributed were used to purchase outstanding common stock of the Corporation. Contributions to the ESOP were allocated to employees/participants based on their annual compensation. The Corporation made no contribution to the plan for years ending December 31, 1998 and 1997. In October of 1995, the trustees of the ESOP voted to terminate the plan and the participants in the plan were notified of their options concerning distribution of their shares in the plan in accordance with the terms of the ESOP and applicable law. At December 31, 1998 all shares in the plan had been distributed.

        401K RETIREMENT PROGRAM. Effective January l, 1993, the Board of Directors adopted a Retirement Program (the "401K"). The Corporation may contribute cash to the 401K annually, as determined each year by the Board of Directors. Contributions to the 401K are allocated to its participants based on the employee/participants' contributions to the plan. Eligible participants in the 401K include all employees who have completed six months of service (500 hours) beginning with the effective date of the 401K. Benefits will be payable upon separation from service or upon retirement, disability or death. Employees are 20% vested with respect to the benefits under the 401K in two years and the vested percentage is increased annually, reaching 100% after six years. Participants are automatically 100% vested in the 401K upon reaching age 65, death or disability. The Corporation has the right to amend or terminate the 401K. The Corporation accrued $55,000 for a contribution to the plan as of December 31, 1998. The accrued contribution as of December 31, 1997 was $36,000.

        COMPENSATION OF DIRECTORS. Directors of the Corporation and Directors of Heritage Bank and Trust receive $400 for each Board of Directors meeting attended and $100 for each committee meeting attended.

                    TRANSACTIONS WITH DIRECTORS AND OFFICERS

        During the past year, some Directors and Officers of the Corporation and of Heritage Bank & Trust, and their Companies were customers and had borrowing transactions with the Bank in the normal course of business. The firm of The Flagship Group, of which Stephen A. Johnsen, a Director of the Corporation, is President, acts as agent for the purchase of various insurance coverages for the Corporation.

        All outstanding loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

        The Corporation and Bank as set forth above have and expect to have in the future, banking transactions in the ordinary course of their business with their directors, officers, principal stockholders and their associates on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit as those prevailing at the same time for comparable transactions with others.

                PROPOSED APPROVAL OF THE 1999 STOCK OPTION PLAN

GENERAL
        The Company's 1999 Stock Option Plan (the "Plan") was adopted by the Board of Directors on January 27, 1999, subject to the approval by the affirmative vote of a majority of the Company's Common Stock cast at the next following Annual Meeting. The Plan makes available up to 70,000 shares of Common Stock for awards to employees of the Company and its subsidiaries, and up to 20,000 shares of Common Stock for awards to non-employee directors of the Company and its subsidiaries, in the form of stock options ("Awards"), all as more fully described below.
        No Awards have been granted under the Plan to date.

        The following description of the Plan is qualified in its entirety by reference to the Plan, a copy of which may be obtained by request delivered to the secretary of the Company at the address set forth on the Notice of this Proxy Statement.

PURPOSE

        The purpose of the Plan is to promote the success of the Company and its subsidiaries by providing incentives to key employees of the Company and its subsidiaries and to the non-employee directors of the Company and its subsidiaries that will promote the identification of their personal interests with the long-term financial success of the Company and with growth in shareholder value. The Plan is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of key employees and non-employee directors upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

ADMINISTRATION

        The Plan is administered by the Committee. The Committee for purposes of Awards to key employees consists of the non-employee directors of the Company (as defined in Rule 16b-3 under the Securities Exchange Act (the "Exchange Act")). The Committee for purposes of Awards to non-employee directors consists of the employee directors of the Company. The Committee will have the power, among others, to determine the key employees to whom Awards shall be made.

        Each Award under the Plan will be made pursuant to a written agreement between the Company and the recipient of the Award (the "Agreement"). In administering the Plan, the Committee generally will have the authority to determine the terms and conditions upon which Awards may be made and exercised, to determine terms and provisions of each Agreement, to construe and interpret the Plan and the Agreements, to establish, amend or waive rules or regulations for the Plan's administration, to accelerate the exercisability of any Award, the end of any performance period or termination of any period of restriction, and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

        Non-employee directors will receive automatic Awards, many of the terms and provisions of which are fixed by the Plan, as described below. See the section below captioned "Automatic Awards to Non-Employee Directors".

        The members of the Committee will be indemnified by the Company against the reasonable expenses incurred by them, including attorney's fees, in the defense of any action, suit or proceeding, or any appeal therein to which they may be a party by reasons of any action taken or failure to act under the Plan.

        Subject to the terms, conditions and limitations of the Plan, the Committee may modify, extend or renew outstanding Awards, or, if authorized by the Board of Directors, accept the surrender of outstanding Awards and authorize new Awards in substitution therefor, including Awards with lower exercise prices or longer terms than the surrendered Awards. The Committee may also modify any outstanding Agreement, provided that no modification may adversely affect the rights or obligations of the recipient without the consent of the recipient.

        The Board may terminate, amend or modify the Plan from time to time in any respect without shareholder approval, unless the particular amendment or modification would adversely affect any optionee in which case the consent of the optionee would be required. Currently, Rule 16b-3 under the Exchange Act and the regulations under the Internal Revenue Code of 1986, as amended (the "Code"), governing ISOs taken together require shareholder approval of any amendments which would (i) materially increase the benefits accruing to participants, (ii) materially increase the number of securities which may be issued or (iii) materially modify the requirements as to eligibility for participation.

        The Plan will expire on May 25, 2009, unless sooner terminated by the Board.

AWARDS - IN GENERAL

        The Plan authorizes the grant of incentive stock options within the meaning of Section 422 of the Code ("ISOs") and non-qualified stock options ("NQSOs") (collectively, "Options"). Subject to the terms, conditions and limitations of the Plan, the Option terms applicable to such Options will be determined by the Committee, but no Option will be exercisable in any event after ten years from its grant (or five years in the case of Awards of ISOs to optionees who are more than 10% shareholders of the Company).

        Awards granted to employees may be either ISOs or NQSOs. Awards granted to non-employee directors must be NQSOs.

        All Options granted as ISOs will comply with all applicable provisions of the Code and all other applicable rules and regulations governing ISOs. All other Option terms will be determined by the Committee in its sole discretion, provided that many of the aspects of automatic Awards to non-employee directors are automatically fixed by the terms of the Plan. See the section below captioned "Automatic Awards to Non-Employee Directors". However, an employee may not be granted Options covering more than 10,000 shares in any calendar year.

        Awards granted under the Plan may not be assigned, transferred, pledged or otherwise encumbered by a participant, other than by will or the laws of descent and distribution or in certain situations with the agreement of the Committee. Awards may be exercised during the recipient's lifetime only by the recipient or any permitted transferee or, in the case of disability, by the recipient's legal representative.

DISCRETIONARY AWARDS TO EMPLOYEES

        Employees of the Company and its subsidiaries who are selected by the Committee are eligible for Awards under the Plan. Such employees include officers or other employees of the Company and its subsidiaries who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its subsidiaries.

        The number of employees who initially may be eligible for Awards under the Plan is approximately 42.

        The exercise price of an Award to an employee may not be less than 100% (or 110% in the case of Awards of ISOs to optionees who are more than 10% shareholders of the Company) of the fair market value of the shares on the Award date.

        Unless the Committee determines otherwise, one-third of an Award to an employee will become vested and exercisable on each of the first three anniversaries of the Award date.

AUTOMATIC AWARDS TO NON-EMPLOYEE DIRECTORS

        Non-employee directors of the Company and its subsidiaries designated by the Committee will receive an automatic Award of NQSOs covering 2,000 shares as of the day after each annual meeting of the shareholders of the Company during the term of the Plan. Currently, the only subsidiary designated for participation in the Plan is Heritage Bank & Trust.

        There currently are 9 non-employee directors eligible to participate in the Plan.

        The exercise price of the non-employee director automatic Awards will be 120% of the fair market value of the shares on the Award date.

        Unless the Committee determines otherwise, each such Award will become vested and exercisable on the third anniversary of the Award date, and each such Award will be forfeited to the extent it is not vested and exercisable if the director to which awarded resigns, fails to be reelected as a director, dies or becomes disabled.

        Except as otherwise described in this section, automatic Awards to non-employee directors are generally subject to the same terms and conditions as other Awards under the Plan.

SHARES SUBJECT TO THE PLAN

        Up to 70,000 shares of Common Stock may be issued to employees and up to 20,000 shares of Common Stock may be issued to non-employee directors under the Plan. Except as set forth below, shares of Common Stock issued in connection with the exercise of, or as other payment for an Award will be charged against the total number of shares issuable under the Plan. If any Award granted (for which no material benefits of ownership have been received) terminates, expires or lapses for any reason other than as a result of being exercised, Common Stock subject to such Award will be available for further Awards.

        In order to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations by the Company, the Committee will adjust the number of shares subject to each outstanding Award, the exercise price and the aggregate number of shares from which grants or awards may be made.

CHANGE IN CONTROL

        In order to maintain all the participants' rights in the event of a Change in Control of the Company (as that term is defined in the Stock Option
Plan), the Committee, as constituted before such Change in Control, may take in its sole discretion any one or more of the following actions either at the time an Award is made or any time thereafter: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase or settlement of any such Award by the Company, upon the participant's request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such participant's rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control. In addition, the Committee may provide in any Award any of the foregoing in the event of the occurrence of a Change in Control.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        ISOs. An optionee will not recognize income on the grant of an ISO, and an optionee generally will not recognize income on the exercise of an ISO, except as described in the following paragraph. Under these circumstances, no deduction will be allowable to the Company in connection with either the grant of such Options or the issuance of shares upon exercise thereof.

        However, if the exercise of an ISO occurs more than three months after the optionee ceased to be an employee for reasons other than death or disability (or more than one year thereafter if the optionee ceased to be an employee by reason of permanent and total disability), the exercise will not be treated as the exercise of an ISO, and the optionee will be taxed in the same manner as on the exercise of a NQSO, as described below. For the Option to qualify as an ISO upon the optionee's death, the optionee must have been employed at the Company for at least three months before his or her death.

        Gain or loss from the sale or exchange of shares acquired upon exercise of an ISO generally will be treated as capital gain or loss. If, however, shares acquired pursuant to the exercise of an ISO are disposed of within two years after the Option was granted or within one year after the shares were transferred pursuant to the exercise of the Option, the optionee generally will recognize ordinary income at the time of the disposition equal to the excess over the exercise price of the lesser of the amount realized or the fair market value of the shares at the time of exercise (or, in certain circumstances, at the time such shares became either transferable or not subject to a substantial risk of forfeiture). The exercise of an ISO may result in a tax to the optionee under the alternative minimum tax because as a general rule the excess of the fair market value of stock received on the exercise of an ISO over the exercise price is defined as an item of "tax preference" for purposes of determining alternative minimum taxable income.

        Non-qualified Stock Options. A participant will not recognize income on the grant of a NQSO, but generally will recognize income upon the exercise of a NQSO. The amount of income recognized upon the exercise of a NQSO will be measured by the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price, provided that the shares issued are either transferable or not subject to a substantial risk of forfeiture.

        If shares received on the exercise of a NQSO are nontransferable and subject to a substantial risk of forfeiture then, unless the optionee elects to recognize income at the time of receipt of such shares, the optionee will not recognize ordinary income until the shares become either transferable or are not subject to a substantial risk of forfeiture. For these purposes, shares will be treated as nontransferable and subject to a substantial risk of forfeiture for as long as the sale of the shares at a profit could subject the optionee to suit under Section 16(b) of the Exchange Act. In the circumstances described in this paragraph, the amount of income recognized is measured with respect to the fair market value of the shares at the time the income is recognized. Under the current rules under Section 16(b), in most cases an officer or director subject to those rules who has held a NQSO for at least six months prior to its exercise will recognize income and therefore be taxed immediately upon exercise of the NQSO.

        In the case of ordinary income recognized by an optionee as described above in connection with the exercise of a NQSO, the Company will be entitled to a deduction in the amount of ordinary income so recognized by the optionee, provided the Company satisfies certain federal income tax withholding requirements.

        General. The rules governing the tax treatment of Awards that may be granted under the Plan are quite technical, so that the above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are, of course, subject to change, as are their interpretations, and their application may vary in individual circumstances.

        Finally, the tax consequences under applicable state laws may not be the same as under the federal income tax laws.

ACCOUNTING TREATMENT

        Under current accounting principles, neither the grant nor the exercise of a stock option with an exercise price not less than the fair market value of the Common Stock at the date of grant would require a charge against earnings. Effective Date

        If approved by the shareholders, the Plan will be treated as effective as of May 25, 1999.

VOTE REQUIRED

        The affirmative vote of a majority of the Common Stock cast at the Annual Meeting, assuming a quorum is present, is required to ratify and approve the Plan.

        The Board of Directors recommends that the shareholders vote FOR adoption of the proposed Plan.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The Board of Directors, upon recommendation of its Audit Committee, intends to appoint Goodman & Company, One Commercial Place, Suite 800, Norfolk, Virginia 23510, as the firm of independent accountants to examine the financial statements of the Corporation for the current year.

        This firm has served the Corporation as its independent accountants and auditors since March 6, 1986. A representative of the firm will be present at the annual meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.


                             STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at the next annual meeting must be received by the Secretary of the Corporation no later than December 21, 1999, in order to be included in the proxy materials for the next annual meeting.


                                 OTHER BUSINESS

        If any other matters come before the meeting, not referred to in the enclosed Proxy, including matters incident to the conduct of the meeting, the Proxies will vote the shares represented by the Proxies in accordance with their best judgment. Management is not aware of any other business to come before the meeting as of the date of the preparation of this Proxy Statement. By Order of the Board of Directors,



/s/ Robert J. Keogh                             /s/ Peter M. Meredith, Jr.

Robert J. Keogh                                 Peter M. Meredith, Jr.
President                                       Chairman of the Board


Norfolk, Virginia
April 30, 1999

PLEASE VOTE - YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please fill in, sign and mail the proxy. It is Important that you return your Proxy as soon as possible to assure that your proxy will be voted and to avoid the additional expense of further solicitation.





HERITAGE BANKSHARES, INC.

--------------------------------------------------------------------------------

                           HERITAGE BANKSHARES, INC.
                            Norfolk, Virginia 23510
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 25, 1999

        The undersigned hereby appoints F. Dudley Fulton, Chairman and James A. Cummings, and each of them as proxies (and if the undersigned is a proxy, as substitute proxies), each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of HERITAGE BANKSHARES, INC., held of record by the undersigned on March 23, 1999, at the Annual Meeting of Stockholders to be held on May 25, 1999, or at any adjournment thereof.

     THE BOARD OF DIRECTORS UNANIMOUSLY  RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2


1.   ELECTION OF DIRECTORS FOR THE TERMS SPECIFIED IN THE PROXY STATEMENT
     [ ] For all nominees listed below (except as marked to the contrary below)
     [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.
     Gerald L. Parks, F. Dudley Fulton, and Ross C. Reeves.
     (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

     ------------------------------------------------------------------------

2. RATIFICATION AND APPROVAL of the adoption of the 1999 Employee Stock Option Plan, as proposed in the Proxy Statement.

     [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

3.   RATIFICATION   of  selection   of  Goodman  &  Company  as   independent
     accountants,  as  proposed  in the  Proxy  Statement.

     [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business, and matters incident to the conduct of the meeting, as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposal 1 and 2


PLEASE SIGN exactly as your name appears hereon. When shares are held by joint tenants, only one of such persons need sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                         Please mark, sign, date and return proxy card promptly.

                         Date_____________________________________________, 1999


                         -------------------------------------------------------
                                             Signature

                         -------------------------------------------------------
                                             Signature
                         [ ] Will attend meeting.   [ ] Will NOT attend meeting




HERITAGE BANK & TRUST  LOCATIONS
Downtown Office
200 East Plume Street
Norfolk, Virginia 23510
Leigh C. Keogh, Branch Manager
(757) 523-2656
Fax (757) 626-3933

Military Circle Office
841 North Military Highway
Norfolk, Virginia 23502
Sharon H. Snead, Branch Manager
(757) 523-2672
Fax (757) 523-2677

Chesapeake Office
1450 South Military Highway
Chesapeake, Virginia 23320
Brenda L. Smith, Branch Manager
(757) 523-2641
Fax (757) 420-2661

Colley Avenue Office
4815 Colley Avenue
Norfolk, Virginia 23508
Karen P. Priest, Branch Officer
(757) 423-5074
Fax (757) 423-5127

Ocean View Office
735 East Ocean View Avenue
Norfolk, Virginia 23503
Deborah S. Hundley, Branch Manager
(757) 480-7983
Fax (757) 480-7987

Operations Center
1450 South Military Highway, Suite 1
Chesapeake, Virginia 23320
Cassandra Parker, Customer Service
(757) 523-2602
Fax (757) 523-0977